As filed with the Securities and Exchange Commission on November 1, 2010
Registration No. 333-161754

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PET DRX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-2517815 (I.R.S. Employer Identification No.)

12401 West Olympic Boulevard Los Angeles, California 90064-1022 (310) 571-6500 (Address of Principal Executive Offices, including Zip Code and Telephone Number)
______________

Tomas W. Fuller
 Chief Financial Officer
 VCA Antech, Inc.
 12401 West Olympic Boulevard
 Los Angeles, California 90064-1022
(310) 571-6500
 (Name and address of agent for service)
 (Telephone number, including area code, of agent for service)
______________

Copy to:
Julie M. Kaufer, Esq.
Akin Gump Strauss Hauer & Feld LLP
2029 Century Park East, Suite 2400
Los Angeles, California 90067
(310) 229-1000
______________

Approximate Date of Commencement of Proposed Sale to the Public:  Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer  ☐                                                                                                       Accelerated Filer  ☐
Non-accelerated Filer   ☐ (Do not check if a smaller reporting company)                    Smaller reporting company  ☒

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 2 relates to the registration statement on Form S-3 (File No. 333-161754), filed on September 4, 2009, as amended (the “Registration Statement”), of Pet DRx Corporation (the “Company”) registering 458,333 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

On November 1, 2010, pursuant to the terms of the Merger Agreement, dated as of June 2, 2010, by and among the Company, VCA Antech, Inc. and Snow Merger Acquisition, Inc., the Company merged with and into Snow Merger Acquisition, Inc., with the Company as the surviving entity (the “Merger”).

In connection with the Merger, the effectiveness of the Registration Statement is hereby terminated and all of the securities registered pursuant to the Registration Statement that remain unissued are hereby removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 1, 2010.

PET DRX CORPORATION

By:	/s/ Robert L. Antin
Name:	Robert L. Antin
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, File No. 333-161754, has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Robert L. Antin
Robert L. Antin	Director, President and Chief Executive Officer	November 1, 2010

/s/ Arthur J. Antin
Arthur J. Antin	Director	November 1, 2010

/s/ Tomas W. Fuller
Tomas W. Fuller	Director, Chief Financial Officer, Treasurer, Secretary and Vice President	November 1, 2010

/s/ Dawn Olsen
Dawn Olsen	Vice President and Controller	November 1, 2010

/s/ Neil Tauber
Neil Tauber	Director, Senior vice PResident and Assistant Secretary	November 1, 2010